                                   EXHIBIT 2.2
                                   -----------




                          Certificate of Designation of
                        Increase of Authorized and Issued
                             Capital Common Stock of
                                Game Data, Inc.





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



         FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

          FEB 02 1999
         No. C 2055-94
          Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           CERTIFICATE OF DESIGNATION

                                       OF

                           INCREASE OF AUTHORIZED AND

                           ISSUED CAPITAL COMMON STOCK

                                       OF

                                 GAME DATA, INC.


         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of Game Data, Inc., and pursuant to NRS 78.207, there is hereby created an increase of the authorized and issued capital common stock of Game Data, Inc.

                 1. Prior to the increase, there are 2,500 authorized shares of capital common stock, having no par value.

                 2. After the increase, there will be 5,000,000 authorized
            shares of capital common stock, having no par value.

                 3. After the increase, the corporation shall issue 3,000,000 shares of capital common stock in exchange for 1,500 issued shares of capital common stock.

                 4. The change is effective on the filing of this certificate.


         DATED this 28th day of January, 1999.

                                                   GAME DATA, INC.


                                                   By:  /s/ Eric J. Maiss
                                                      --------------------------
                                                      Eric J. Maiss, President


                                                   By:  /s/ Frank A. Roide
                                                      --------------------------
                                                      Frank A. Roide, Secretary





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

                                                                    FY9900045376



STATE OF NEVADA   )
                  )ss.
COUNTY OF WASHOE  )

         On this 28th day of January , 1999, personally appeared before me, a Notary Public, ERIC J. MAISS, who acknowledged to me that he executed the foregoing CERTIFICATE OF AUTHORIZATION OF STOCK SPLIT OF GAME DATA, INC.



[Notarial Seal]                              /s/ Nancy D. Williams
                                             -----------------------------
                                             NOTARY PUBLIC



STATE OF NEVADA   )
                  )ss.
COUNTY OF WASHOE  )

         On this 28th day of January , 1999, personally appeared before me, a Notary Public, FRANK A. ROIDE, who acknowledged to me that he executed the foregoing CERTIFICATE OF AUTHORIZATION OF STOCK SPLIT OF GAME DATA, INC.



[Notarial Seal]                              /s/ Nancy D. Williams
                                             -----------------------------




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